RE: Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, IA 52001
Ph: (563) 589-2100

 FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit	Shelly Faaborg
Chief Operating Officer	General Inquiries	Analyst Inquiries
Chief Financial Officer	(312) 640-6757	(310) 407-6555
(563) 589-1994	jwilhoit@ financialrelationsboard.com	sfaaborg@ financialrelationsboard.com
jschmidt@ dubuquebank.com

THURSDAY, SEPTEMBER 2, 2004

HEARTLAND FINANCIAL USA, INC. COMPLETES ACQUISITION OF COLONIAL TRUST
COMPANY’S WEALTH MANAGEMENT GROUP

DUBUQUE, IA, September 2, 2004 - Heartland Financial USA, Inc. (Nasdaq: HTLF) today announced the completion of its acquisition, through its Dubuque Bank & Trust Company (DB&T) subsidiary bank, of the Wealth Management Group of Colonial Trust Company, a publicly held Arizona trust company based in Phoenix. Completion of the acquisition follows the signing of a definitive agreement for the transaction announced on March 25, 2004. The total purchase price of Colonial’s Wealth Management Group is $2.1 million, consisting of all cash. With the acquisition, total Heartland trust assets exceed $1.1 billion.

Concurrent with the closing of the acquisition, Heartland has transferred the acquired assets and fiduciary accounts of the Wealth Management Group to its Arizona Bank & Trust (AB&T) subsidiary bank and has entered into an inter-bank service agreement that will allocate all of the costs and revenues of the acquired trust business to DB&T. Bruce Mitchell, vice president and manager of Colonial’s Wealth Management Group since 1999, will continue to head up the Wealth Management operation under AB&T’s banner.

"The closing of this transaction represents another critical step toward building our profile in the Phoenix market area," said Lynn B. Fuller, Heartland chairman, president and chief executive officer. "Colonial’s seasoned management team and strong account base, combined with Heartland’s strong support services, depth of expertise, and long track record of investment performance should prove to be a winning combination as AB&T seeks to grow market share in this demographically important region."

About Heartland Financial USA:

Heartland is a $2.5 billion financial services company with eight banks in Iowa, Illinois, Wisconsin, New Mexico, Arizona and Montana:

Dubuque Bank and Trust Company, with eight offices in Dubuque, Epworth, Farley and Holy Cross, Iowa
Galena State Bank and Trust Company, with three offices in Galena and Stockton, Illinois
First Community Bank, with three offices in Keokuk, Iowa and Carthage, Illinois
Riverside Community Bank, with three offices in Rockford, Illinois
Wisconsin Community Bank, with seven offices in Cottage Grove, Fitchburg, Green Bay, Middleton, Monroe and Sheboygan, Wisconsin and Minneapolis, Minnesota
New Mexico Bank & Trust, with twelve offices in Albuquerque, Clovis, Melrose, Portales and Santa Fe, New Mexico
Arizona Bank & Trust, with two offices in Mesa and Chandler, Arizona
Rocky Mountain Bank, with eight offices in Bigfork, Billings, Bozeman, Broadus, Plains, Plentywood, Stevensville and Whitehall, Montana

Other subsidiaries include:

ULTEA, Inc., a fleet management company with offices in Madison, Wisconsin and Chicago, Illinois
Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
HTLF Capital Corp., an investment banking firm in Denver, Colorado

Heartland’s shares are traded on The Nasdaq Stock Market under the symbol HTLF.
Additional information about Heartland is available through our website at www.htlf.com.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of Heartland Financial USA, Inc. (the "Company") and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.